Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Michael McKeen and Christopher Madden, or any of them signing singly, and with full power of substitution, the undersigned’s true and lawful attorney-in-fact to:

1.              Prepare, execute for and on behalf of the undersigned, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) or any rule or regulation of the SEC;

2.              Execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of FSI Low Beta Absolute Return Fund (the “Fund”), Forms 3, 4, and 5, including amendments thereto, in accordance with Section 16(a) of the 1934 Act and the rules thereunder;

3.              Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form ID, 3, 4, and, complete and execute any amendment or amendments thereto, and timely file those forms with the SEC and any stock exchange or similar authority; and

4.              Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers granted in this Power of Attorney, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Fund assuming, any of the undersigned's responsibilities to comply with Section 16 of the 1934 Act.

This Power of Attorney shall remain in full force and effect until the earlier of: (1) the incapacity of the undersigned; (2) the date that the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Fund; and (3) the revocation of the Power of Attorney by the undersigned in a signed writing delivered to the foregoing attorneys-in-facts.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 18th day of December, 2012.

/s/ Carol B. O'Donnell
Carol B. O'Donnell
The foregoing instrument was acknowledged before me this  18th day of December, 2012, at Portland, Maine, by Carol B. O'Donnell to be his/her free act and deed.

/s/ Keith Orlando
Signature of Notary Public
   Name: Keith Orlando                                                                                     (SEAL)
   Notary Public, State of Maine
   My commission expires:
   Keith N. Orlando
   Notary Public, Maine
   My Commission Expires November 1, 2014